SECONDTHIRD AMENDED AND RESTATED BYLAWS of JONES LANG LASALLE INCORPORATED A Maryland Corporation Effective as of November 3, 2014March 2, 2018 130405222v1

TABLE OF CONTENTS Article I Offices 3 Article II Meetings of Shareholders 3 Article III Directors 7 Article IV Officers 12 Article V Stock 16 Article VI Notices 17 Article VII General Provisions 18 Article VIII Indemnification 19 Article IX Amendments 24 130405222v1

SECONDTHIRD AMENDED AND RESTATED BYLAWS OF JONES LANG LASALLE INCORPORATED (hereinafter called the “Corporation”) Effective as of November 3, 2014March 2, 2018 ARTICLE I OFFICES SECTION 1. PRINCIPAL OFFICE. The principal office of the Corporation within the State of Maryland shall be in the City of Baltimore, State of Maryland. SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Maryland, as the Board of Directors may from time to time determine. ARTICLE II MEETINGS OF SHAREHOLDERS SECTION 1. PLACE OF MEETINGS. Meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, within the United States, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. SECTION 2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held on such date and at such time during the month of May as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the shareholders shall elect directors, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting and each other shareholder entitled to notice of such meeting not less than ten (10) nor more than ninety (90) days before the date of the meeting. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts. SECTION 3. SPECIAL MEETINGS. Unless otherwise prescribed by law or by the Corporation’s Articles of Restatement (the “Charter”), special meetings of shareholders, for any purpose or purposes, may be called by any of (i) the Chairman of the Board of Directors, if there be one, (ii) the President, (iii) the Board of Directors or (iv) the Secretary on the written request of shareholders owning at least thirty percent (30%) of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, which request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted upon at such meeting. At a special meeting of the shareholders, only such business shall be conducted as 3 130405222v1 shall be specified in the notice of meeting (or any supplement thereto). Written notice of a special meeting stating the place, date and hour of the meeting as determined by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President and the purpose or purposes for which the meeting is called shall be given by the Secretary not less than ten (10) nor more than ninety (90) days before the date of the meeting to each shareholder entitled to vote at such meeting and each shareholder entitled to notice of such meeting. QUORUM. Except as otherwise required by law or by the Charter,SECTION 4. the holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. The Chairman of the Board or the President (or whomever is presiding over the meeting) may adjourn the meeting from time to time without further notice to a date not more than 120 days after the original record date. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the Chairman of the Board or the President (or whomever is presiding over the meeting) may adjourn the meeting from time to time without further notice to a date not more than 120 days after the original record date. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is to a date more than one hundred twenty (120) days after the original record date, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting not less than ten (10) nor more than ninety (90) days before the date of the meeting. PROXIES. Any shareholder entitled to vote may do so in personSECTION 5. or by his or her proxy appointed by an instrument in writing signed by such shareholder or by his or her agent hereunto authorized, delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after eleven months from its date, unless said proxy provides for a longer period. VOTING. At all meetings of the shareholders at which a quorumSECTION 6. is present, except as otherwise required by law, the Charter or these Bylaws, any question brought before any meeting of shareholders shall be decided by the affirmative vote of a majority of the total number of votes cast by holders of stock entitled to vote on such question, voting as a single class. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of shareholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot. NATURE OF BUSINESS AT MEETINGS OFSECTION 7. SHAREHOLDERS. NoSubject to the last paragraph of this Section 7, no business may be transacted at an annual meeting of shareholders other than business that is either (a) properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 7 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 7. 4 130405222v1

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder and of each Shareholder Associated Person (as defined below), (iii) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by such shareholder and each Shareholder Associated Person, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation thatas to whether such shareholder intends, or is part of a group that intends, to appear in person or by proxy at the annual meeting to bring such business before the meeting. NoSubject to the last paragraph of this Section 7, no business shall be conducted at the annual meeting of shareholders, except business brought before the annual meeting in accordance with the procedures set forth in this Section 7, PROVIDED, HOWEVER, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 7 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. For purposes of this Section 7, “public announcement” shall mean an announcement in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A shareholder who complies with the requirements of this Section 7 with respect to any business proposed to be brought before an annual meeting (other than nominations for 5 130405222v1 directors, which shall be governed by Sections 3 and/or 15 of Article III) shall also comply with all applicable requirements of the Exchange Act. Nothing in this Section 7 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Section 7 shall obligate, or be deemed to obligate, the Corporation to include in its proxy statement any proposal of any shareholder of the Corporation. RECORD DATE. In order that the Corporation may determine theSECTION 8. shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive any dividend or other distribution or any allotment of other rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the close of business on the day on which the record date is fixed and which record date: (a) in the case of any meeting of shareholders or adjournment thereof, shall not be more than ninety (90) nor less than ten (10) days before the date of such meeting; and (b) in the case of any other action, shall not be more than ninety days prior to such other action. If no record date is fixed: (x) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the later of (i) the close of business on the day on which notice is mailed or (ii) the thirtieth day before the meeting; and (y) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting so long as the adjournment is to a date not more than one hundred twenty (120) days after the original record date; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting. CONDUCT OF VOTING. At all meetings of shareholders, unlessSECTION 9. the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these Bylaws, the Charter or law, shall be decided or determined by the Chairman of the meeting. If demanded by shareholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the Chairman of the meeting, the vote upon any election or question shall be taken by ballot. Before any meeting of the shareholders, the Board of Directors may appoint persons to act as inspectors of election at the meeting and any adjournment thereof. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of shareholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of shareholders, the holders of a majority of shares present in person or by proxy shall determine whether one or three inspectors are to be appointed. No candidate for election as a director at a meeting shall serve as an inspector thereat. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any shareholder shall, appoint a person to fill that vacancy. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receive votes, ballots or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; 6 130405222v1 count and tabulate all votes or consents; determine when polls shall close; determine the result; and do any other acts that may be proper to conduct the election or vote with fairness to all shareholders. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. INFORMAL ACTION. Any action required or permitted to beSECTION 10. taken at a meeting of the shareholders may be taken without a meeting if there is filed with the records of meetings of shareholders (1) a unanimous written consent which sets forth the action and is given in writing or by electronic transmission by each shareholder entitled to vote on the matter and (2) a written waiver filed in paper or by electronic transmission of any right to dissent signed by each shareholder entitled to notice of the meeting but not entitled to vote thereat, in each case to be filed in paper or electronic form with the records of shareholder meetings. ARTICLE III DIRECTORS NUMBER AND ELECTION OF DIRECTORS. (a) The Board ofSECTION 1. Directors shall consist of not less than 3 nor more than 15 members, the exact number of which shall be determined from time to time by resolution adopted by the Board of Directors. Except as provided in Section 4 of this Article III, directors shall be elected by the shareholders at the annual meetings of shareholders, and each director so elected shall hold office until such director’s successor is duly elected and qualifies, or until such director’s earlier death, resignation or removal. Directors need not be shareholders. Except as provided in Section 4 of this Article III with respect to vacancies, each director(b) shall be elected by a vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if, as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election). In the event an incumbent director fails to receive a majority of the votes cast in an(c) election that is not a Contested Election, such incumbent director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Governance Committee of the Board of Directors (or such other Committee designated by the Board of Directors pursuant to Article III, Section 12 of these Bylaws) shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether such other action should be taken. The Board of Directors shall act on the resignation, taking into account the Committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the 7 130405222v1 resignation and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The Committee in making its recommendations, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors, or if a nominee for(d) director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article III, Section 4 of these Bylaws or may decrease the size of the Board pursuant to the provisions of Article III, Section 1 of these Bylaws. CHAIRMAN OF THE BOARD. The Board of Directors shallSECTION 2. elect one of its members to be the Chairman of the Board for such term of office as the Board of Directors shall determine (subject to re-election as necessary at the annual meetings of shareholders). The Chairman of the Board shall hold office until his or her successor is elected by the Board of Directors, or until his or her earlier resignation or removal. The Chairman of the Board may be removed at any time without cause by the affirmative vote of a majority of the entire Board of Directors. The Chairman of the Board shall not be deemed to be an officer of the Corporation unless he or she also holds one of the positions set forth in Article IV hereof. The Chairman of the Board may be an independent member of the Board of Directors for purposes of the rules of The New York Stock Exchange or otherwise. The Chairman of the Board shall preside at all meetings of the shareholders of the Corporation and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board shall make reports to the Board of Directors and the shareholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. In the absence of the Chairman of the Board, the Board of Directors may appoint a Deputy Chairman of the Board to act in the place of the Chairman of the Board and with such duties as the Board of Directors may assign to him or her. NOMINATION OF DIRECTORS. Only persons who areSECTION 3. nominated in accordance with the following procedures shall be eligible for election and qualified to serve as directors of the Corporation, except as may be otherwise provided in the Charter (with respect to the right of holders of common stock or preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances). Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date 8 130405222v1 for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that, in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of a shareholder’s notice as described above. To be in proper written form, a shareholder’s notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, (v) any agreement, arrangement or understanding with, or whether the person has given, or currently intends to give, any commitment or assurance to, any person as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) (and, if so, a description of such Voting Commitment, including as to any manner in which such Voting Commitment could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties), and (vi) whether the person is, or currently intends to become, party to any agreement, arrangement or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director (and, if so, a description of such agreement, arrangement or understanding); and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and of each Shareholder Associated Person, (ii) the class or series and number of shares of stock of the Corporation which are owned beneficially or of record by such shareholder and each Shareholder Associated Person, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation thatas to whether such shareholder intends, or is part of a group that intends, to appear in person 9 130405222v1 or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. At the request of the Board of Directors, any person nominated by any shareholder for election as a director (including any Shareholder Nominee, as defined below) shall furnish (1) a completed director and officer questionnaire with respect to the background and qualifications of such person, substantially in the form provided to and requested to be completed by the then current members of the Board of Directors, and (2) such nominee’s consent to the Corporation’s engaging in a background check of such nominee (including through a third party investigation firm), and information reasonably necessary to complete such a background check, in a manner consistent with background checks customarily engaged in by the Corporation for prospective new members of the Board of Directors. A shareholder providing a notice pursuant to this Section 3 shall, not later than five (5) days after the record date for determination of shareholders entitled to vote at the meeting (or, if such record date for determination of shareholders entitled to vote is five (5) or fewer days prior to the meeting, not later than the earlier of two (2) days after such record date and the commencement of the meeting), supplement such notice to disclose the information required by clause (b) above as of such record date, and shall promptly furnish updates and supplements to such notice to the Secretary from time to time so that the information provided or required to be provided in such notice continues to be true and correct through the date of the meeting or any adjournment or postponement thereof. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary the information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. For purposes of this Section 3, “public announcement” shall mean an announcement in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. A shareholder who complies with the requirements of this Section 3 with respect to nominating a person for election to the Board of Directors shall also comply with any applicable requirements of the Exchange Act and the rules and regulations thereunder. Nothing in this Section 3 shall obligate, or be deemed to obligate, the Corporation to include in its proxy statement the nomination of any person nominated as a director by any shareholder of the Corporation. VACANCIES. Subject to the terms of any one or more classes orSECTION 4. series of common stock or preferred stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the entire Board of Directors, and any other vacancy occurring on the Board of Directors may be filled by a majority 10 130405222v1 of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. The shareholders may elect to fill a vacancy on the Board of Directors which results from the removal of a Director. Notwithstanding the foregoing, whenever the holders of any one or more class or classes or series of preferred stock or common stock of the Corporation shall have the right, voting separately as a class, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the Charter. DUTIES AND POWERS. The business and affairs of theSECTION 5. Corporation shall be managed under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Charter or by these Bylaws required to be exercised or done by the shareholders. ORGANIZATION. At each meeting of the Board of Directors, theSECTION 6. Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or, in the absence of the President, the Deputy Chairman of the Board, if there be one or, in the absence of the Deputy Chairman of the Board, a director chosen by a majority of the directors present, shall act as Chairman of the meeting. The Secretary of the Corporation shall act as Secretary of each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of Secretary at such meeting; and, in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the Chairman of the meeting may appoint any person to act as Secretary of the meeting. REMOVALS OF DIRECTORS. Any director or the entire BoardSECTION 7. of Directors may be removed only in accordance with the provisions of the Charter. MEETINGS. The Board of Directors may hold meetings, bothSECTION 8. regular and special, either within or without the State of Maryland. Regular meetings of the Board of Directors may be held at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, or a majority of the directors then in office. Notice of every regular or special meeting of the Board stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile or electronic transmission on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. QUORUM. Except as may be otherwise required by law and theSECTION 9. Charter or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which there is a quorum shall be the action of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. 11 130405222v1

ACTIONS OF BOARD. Unless otherwise provided by the CharterSECTION 10. or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings are filed in paper or electronic form with the minutes of proceedings of the Board of Directors or committee. MEETINGS BY MEANS OF CONFERENCE TELEPHONE.SECTION 11. Unless otherwise provided by the Charter or these Bylaws, members of the Board of Directors, or any committee thereof, may (and, at the request of any such member, shall be given an opportunity to) participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting. COMMITTEES. (i) The Board of Directors may, by resolutionSECTION 12. passed by a majority of the entire Board of Directors, appoint one or more committees of one or more of the directors of the Corporation; (ii) the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee; and (iii) in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in these Bylaws or in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and these Bylaws, any two or more available directors shall constitute an Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the Charter and Bylaws. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of these Bylaws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of these Bylaws. COMPENSATION. The directors may be paid their expenses, ifSECTION 13. any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary, or such other emoluments as the Board of Directors shall from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. 12 130405222v1

Members of special or standing committees may be allowed compensation for attending committee meetings. ENTIRE BOARD OF DIRECTORS. As used in these BylawsSECTION 14. generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies. Notwithstanding anything to the contrary provided herein, if at any time the number of directors actually holding office do not constitute the requisite percentage of the entire Board of Directors necessary to take action as provided in these Bylaws, then any action required to be taken on such item shall be taken by an affirmative vote of 75% of the directors then in office. PROXY ACCESS. Subject to the terms and conditions set forth inSECTION 15. these Bylaws, the Corporation shall include in its proxy materials for an annual meeting of shareholders the name, together with the Required Information, of any person nominated for election to the Board of Directors by an Eligible Shareholder pursuant to this Section 15 (the “Shareholder Nominee”), provided such Eligible Shareholder and Shareholder Nominee satisfy the requirements of this Section 15, and such Eligible Shareholder expressly elects at the time of providing the written notice required by this Section 15 (a “Proxy Access Notice”) to have such Shareholder Nominee included in the Corporation’s proxy materials pursuant to this Section 15. For the purposes of this Section 15: “Voting Securities” shall mean outstanding shares of capital stock of the Corporation(a) entitled to vote generally for the election of directors; “Constituent Holder” means any shareholder, investment fund included within a(b) Qualifying Fund or beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined below) or qualifying as an Eligible Shareholder; “affiliate” and “associate” have the meanings ascribed thereto in Rule 405 under the(c) Securities Act of 1933, as amended; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership; “Shareholder Associated Person” of any shareholder means (i) any person controlling,(d) directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with any person or beneficial owner referred to in clause (i) or (ii) of this definition; and a shareholder shall be deemed to “own” only those outstanding shares of Voting(e) Securities as to which the shareholder itself possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of Voting Securities calculated in accordance with the foregoing clauses (i) and (ii) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the shareholder, shall be reduced by) any shares (x) sold by such shareholder (or its affiliates) in any transaction that has not been 13 130405222v1 settled or closed, including any short sale, (y) borrowed by such shareholder (or any of its affiliates) for any purposes or purchased by such shareholder (or any of its affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder (or any of its affiliates), whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of Voting Securities, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such shareholder’s (or its affiliates’) full right to vote or direct the voting of any such Voting Securities, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such Voting Securities by such shareholder (or its affiliates), other than any such arrangements solely involving an exchange listed multi-industry market index fund in which Voting Securities represents at the time of entry into such arrangement less than ten percent (10%) of the proportionate value of such index. A shareholder shall be deemed for purposes of this Section 15 to “own” Voting Securities held in the name of a nominee or other intermediary so long as the shareholder itself retains the absolute right to instruct how the Voting Securities are voted with respect to the election of directors and the absolute right to direct the disposition thereof and possesses the full economic interest in the Voting Securities. For purposes of assessing whether Voting Securities are deemed to be “owned” under this Section 15, a shareholder’s ownership of Voting Securities otherwise owned shall be deemed to continue during any period (A) in which Voting Securities have been loaned in ordinary course of business if the person claiming ownership may recall such loaned Voting Securities on no more than five business days’ notice or (B) in which any voting power over such Voting Securities has been delegated by means of a proxy, power of attorney or other instrument or arrangement which in all such cases is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For purposes of this subsection (e), each reference to a “shareholder” shall apply to each Constituent Holder of a shareholder. For purposes of this Section 15, the “Required Information” that the Corporation will include in its proxy statement is: (1) the name of the Shareholder Nominee; (2) the information concerning the Shareholder Nominee and the Eligible Shareholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (3) if the Eligible Shareholder so elects, a written statement of the Eligible Shareholder, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Shareholder’s Shareholder Nominee(s) (the “Statement”); provided, however, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, regulation or listing standard, is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person. For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Shareholder and/or Shareholder Nominee, including any information provided to the Corporation with respect to the foregoing. 14 130405222v1

To be timely, a Proxy Access Notice must be delivered to the secretary at the principal executive office of the Corporation not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary of the date the Corporation commenced delivery of its proxy materials in connection with the most recently held annual meeting of shareholders. For the avoidance of doubt, in no event shall any adjournment or postponement of an annual meeting, the date of which has been announced by the Corporation, commence a new time period for the giving of a Proxy Access Notice. The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 15 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees or otherwise appointed to the Board) appearing in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (x) two and (y) the largest whole number that does not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 15 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by: (i) the number of directors in office or director candidates who previously were Shareholder Nominees at either of the two annual meetings of shareholders immediately preceding the applicable annual meeting and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors; and (ii) the number of directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Securities, by such shareholder or group of shareholders, from the Corporation), other than any such director referred to in this clause (ii) who was elected, as a nominee of the Board of Directors, at both of the two annual meetings of shareholders immediately preceding the applicable annual meeting; provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 15 shall (i) rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 15 exceeds the Permitted Number and (ii) explicitly specify and include the respective rankings referred to in the foregoing clause (i) in the Proxy Access Notice delivered to the Corporation with respect to all Shareholder Nominee(s) submitted pursuant thereto. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 15 exceeds the Permitted Number, an Eligible Shareholder will have its highest ranking Shareholder Nominee (as ranked pursuant to the preceding sentence) who meets the requirements of this Section 15 selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Securities each Eligible Shareholder disclosed as owned in its Proxy Access Notice submitted to 15 130405222v1 the Corporation (with the understanding that an Eligible Shareholder may not ultimately have any of its Shareholder Nominees included if the Permitted Number has previously been reached). If the Permitted Number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. After reaching the Permitted Number, if any Shareholder Nominee who satisfies the eligibility requirements in this Section 15 thereafter withdraws, has his or her nomination withdrawn or is thereafter not submitted for director election, no other nominee or nominees shall be required to be substituted for such Shareholder Nominee and included in the Corporation’s proxy materials or otherwise submitted for director election pursuant to this Section 15. An “Eligible Shareholder” is one or more shareholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 15, and as of the record date for determining shareholders eligible to vote at the annual meeting, at least three percent (3%) of the aggregate voting power of the Voting Securities (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting; provided, that the aggregate number of shareholders and, if and to the extent that a shareholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two or more collective investment funds that are (I) under common management and investment control, (II) under common management and funded primarily by a single employer or (III) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (each of the foregoing, a “Qualifying Fund”) shall be treated as one shareholder for the purpose of determining the aggregate number of shareholders under this Section 15, provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 15. No shares may be attributed to more than one group constituting an Eligible Shareholder under this Section 15 (and, for the avoidance of doubt, no shareholder may be a member of more than one group constituting an Eligible Shareholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a shareholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this Section 15, for purposes of determining the number of shareholders whose holdings may be considered as part of an Eligible Shareholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met). No later than the final date when a Proxy Access Notice pursuant to this Section 15 may be timely delivered to the Corporation, an Eligible Shareholder must provide in writing to the secretary of the Corporation, with respect to such Eligible Shareholder, such Eligible Shareholder’s Constituent Holders and such Eligible Shareholder’s Shareholder Nominee(s), the 16 130405222v1

information required to be provided under Section 3 of this Article III and the following information: with respect to each Constituent Holder of such Eligible Shareholder, the name and(a) address of, and number of shares of Voting Securities owned by such person; one or more written statements from the record holder of the shares (and from each(b) intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three years, the Proxy Access Request Required Shares, and such person’s agreement to provide: (i) within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and (ii) immediate notice if the Eligible Shareholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of shareholders; a description of all direct and indirect compensation and other material monetary(c) agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Eligible Shareholder, any Constituent Holder of such Eligible Shareholder and any Shareholder Associated Person, or others acting in concert therewith, on the one hand, and each of such Eligible Shareholder’s Shareholder Nominee(s), and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Eligible Shareholder, or any Constituent Holder, affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Shareholder Nominee were a director or executive officer of such registrant; a representation that such Eligible Shareholder and each Constituent Holder of such(d) Eligible Shareholder: (i) acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have any such intent; (ii) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 15; (iii) has not engaged and will not engage in, and has not and will not be a “participant” in any other person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors; (iv) has not and will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and (v) has provided and will provide facts, statements and other information in all communications with the Corporation and its shareholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and has otherwise complied and 17 130405222v1 will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 15; details of any relationship between the Shareholder Nominee and any entity that would(e) require disclosure on Schedule 13D as if the Shareholder Nominee was required to file a Schedule 13D with respect to the Corporation; in the case of a nomination by a group of shareholders that together is such an Eligible(f) Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and an undertaking that the Eligible Shareholder agrees to: (i) assume all liability stemming(g) from, and indemnify and hold harmless the Corporation and each of its directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder (including any Constituent Holder of such Eligible Shareholder) provided to the Corporation; (ii) file with the Securities and Exchange Commission any solicitation by the Eligible Shareholder of shareholders of the Corporation relating to the annual meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act; (iii) comply with all laws and regulations applicable to any solicitation in connection with the annual meeting; and (iv) promptly provide the Corporation such additional information as is necessary or reasonably requested by the Corporation; a copy of the Schedule 14N that will be filed with the Securities and Exchange(h) Commission to the extent required by the Exchange Act. No later than the final date when a Proxy Access Notice pursuant to this Section 15 may be timely delivered to the Corporation, a Qualifying Fund and the constituents thereof whose stock ownership is counted for purposes of qualifying as an Eligible Shareholder must also provide to the secretary of the Corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof. No later than the final date when a Proxy Access Notice pursuant to this Section 15 may be timely delivered to the Corporation, each Shareholder Nominee must provide the information required of nominees under Section 3 of this Article III and must: (a) provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a shareholder), that such Shareholder Nominee consents to being named in the Corporation’s proxy statement and proxy card (and will not agree to be named in any other person’s proxy statement or proxy card) as a nominee; agrees, if elected, to adhere to the Corporation’s Guidelines on Corporate 18 130405222v1

Governance and any other publicly available Corporation policies and guidelines applicable to directors, and agrees to provide, at the request of the Corporation, completed and signed questionnaires or other materials required of the Corporation’s directors and officers; and (b) provide such additional information as the Corporation determines may be necessary to permit the Board of Directors to assess whether such Shareholder Nominee meets the eligibility requirements set forth in this Section 15 or if such Shareholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the standards used by the Corporation for determining director independence or is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission. In the event that any information or communications provided by the Eligible Shareholder (or any Constituent Holder of such Eligible Shareholder) or the Shareholder Nominee to the Corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect, it being understood, for the avoidance of doubt, that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any such defect. In order to be considered timely, any information required by this Section 15 to be provided to the Corporation must be supplemented (by delivery to the secretary of the Corporation) (1) no later than ten days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date, and (2) no later than the fifth day before the annual meeting, to disclose the foregoing information as of the date that is no earlier than ten days prior to such annual meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Shareholder or other person to change or add any proposed Shareholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect. Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at that annual meeting or (ii) does not receive a number of votes cast in favor of his or her election at least equal to twenty-five percent (25%) of the votes present in person or by proxy and entitled to vote in the election of directors, will be ineligible to be a Shareholder Nominee pursuant to this Section 15 for the next two annual meetings. Any Shareholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of shareholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 15 or any other provision of these Bylaws, the Charter or other applicable regulation any time before the annual meeting of shareholders, will not be eligible for election at the relevant annual meeting of shareholders and no other nominee or nominees shall be required to be substituted for such Shareholder Nominee and included in the Corporation’s proxy materials or otherwise submitted for director election pursuant to this Section 15. 19 130405222v1

The Corporation shall not be required to include, pursuant to this Section 15, a Shareholder Nominee in its proxy materials for any annual meeting of shareholders, or, if the proxy statement already has been filed, to allow the nomination or election of a Shareholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation: (a) who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission or any other regulatory body with jurisdiction over the Corporation and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors; (b) whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these Bylaws, the Charter, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded or any applicable law, rule or regulation, or who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such criminal proceeding within the past ten years or is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act; (c) who is, or has been within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended; (d) if the Eligible Shareholder (or any Constituent Holder of such Eligible Shareholder) shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Corporation; (e) if the Eligible Shareholder (or any Constituent Holder of such Eligible Shareholder) or applicable Shareholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 15 or Section 3 of this Article III or any agreement, representation or undertaking required by this Section 15 or Section 3 of this Article III or ceases to be an Eligible Shareholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting; (f) if the Shareholder Nominee is determined not to satisfy the eligibility requirements set forth in the Corporation’s Guidelines on Corporate Governance; (g) if the Shareholder Nominee is party to any Voting Commitment that could limit or interfere with such Shareholder Nominee’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law or (h) if the Corporation shall have received one or more shareholder notices nominating director candidates pursuant to Section 3 of this Article III. The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 15 and to make any determinations necessary or advisable to apply this Section 15 to any persons, facts or circumstances, in each case, acting in good faith. ARTICLE IV OFFICERS GENERAL. The officers of the Corporation shall be elected bySECTION 1. the Board of Directors and shall include (i) a Chief Executive Officer, (ii) a President, (iii) a Secretary and (iv) a Treasurer, each of whom shall be elected by the Board of Directors and shall 20 130405222v1 hold office for such term and shall exercise such powers and perform such duties as set forth in these Bylaws and as shall be determined from time to time by the Board of Directors. The Board of Directors may also elect or appoint one or more Executive Vice Presidents, Senior Vice Presidents, Managing Directors, Principals, Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board of Directors may determine from time to time. The Board may designate one or more of its officers to serve as the Corporation’s Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Chief Legal Officer and such other such roles as the Board may determine from time to time. The Chief Executive Officer and the President may each appoint one or more Executive Vice Presidents, Senior Vice Presidents, Managing Directors, Principals, Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as either of them may determine from time to time; and the Chief Operating Officer may appoint one or more Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers of the Corporation below the level of Senior Vice President as he or she may determine from time to time. Each officer of the Corporation shall hold office for such term and shall exercise such powers and perform such duties as set forth in these Bylaws and as shall be determined from time to time (i) by the Board of Directors, if such officer was elected by the Board of Directors, the Chief Executive Officer, the President, or the Chief Operating Officer, (ii) by the Chief Executive Officer if such officer was appointed by the Chief Executive Officer, the President, or the Chief Operating Officer, (iii) by the President if such officer was appointed by the President or the Chief Operating Officer, or (iv) by the Chief Operating Officer if such officer was appointed by the Chief Operating Officer. Any two or more offices may be held by the same person. REMOVAL/RESIGNATION. All officers of the Corporation shallSECTION 2. hold office until their successors are chosen and qualified, or until their earlier resignation or removal and any officer may be removed at any time (i) by the affirmative vote of a majority of the entire Board of Directors, (ii) by the Chief Executive Officer if such officer was appointed by the Chief Executive Officer, the President, or the Chief Operating Officer, (iviii) by the President if such officer was appointed by the President or the Chief Operating Officer, or (viv) by the Chief Operating Officer if such officer was appointed by the Chief Operating Officer. VOTING SECURITIES OWNED BY THE CORPORATION.SECTION 3. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, the Chief Operating Officer or any Executive Vice President, and any such officer may in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons. 21 130405222v1

CHIEF EXECUTIVE OFFICER. The Chief Executive OfficerSECTION 4. shall be responsible for the overall strategies of the business. The Chief Executive Officer will report to the Corporation’s Board of Directors. The Chief Executive Officer will coordinate and manage the efforts of the Corporation’s senior executives to develop and achieve the firm’s current and long-term objectives and vision. The Chief Executive Officer is responsible for the operating policies and procedures for the organization. The Chief Executive Officer is the senior firm representative to its clients, the financial community, and the general public. PRESIDENT. In most cases, the President shall also be the ChiefSECTION 5. Executive Officer and in such cases shall have the powers of the Chief Executive Officer. In the event the President is not also the Chief Executive Officer, the President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws, Chief Executive Officer or the Board of Directors. CHIEF OPERATING OFFICER. The Chief Operating OfficerSECTION 6. shall direct, oversee, and coordinate the activities of the Corporation to achieve goals and objectives and to implement policies established by the Chief Executive Officer, the President and the Board of Directors. The Chief Operating Officer shall play a significant role in supporting the Chief Executive Officer and the President in advancing the Corporation’s relationship with its clients, its shareholders, and the financial community. The Chief Operating Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws, the Chief Executive Officer, or the President, or by the Board of Directors. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shallSECTION 7. be responsible for maintaining the financial integrity of the Corporation, shall prepare the financial plans for the Corporation and shall monitor the financial performance of the Corporation and its subsidiaries, as well as performing such other duties as may be assigned by the Board of Directors, Chief Executive Officer, or the President. EXECUTIVE VICE PRESIDENTS, SENIOR VICESECTION 8. PRESIDENTS, MANAGING DIRECTORS, PRINCIPALS AND VICE PRESIDENTS. Each Executive Vice President, Senior Vice President, Managing Director, Principal or other Vice President shall perform such duties and have such powers as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer, or the President, as provided in Section 1 of this Article IV. SECRETARY. The Secretary shall attend all meetings of theSECTION 9. Board of Directors and all meetings of shareholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Chief Operating Officer, under whose supervision the Secretary shall act. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chairman of the Board, the 22 130405222v1

Chief Executive Officer, the President, or the Chief Operating Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. TREASURER. The Treasurer shall have the custody of theSECTION 10. corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under control of the Treasurer belonging to the Corporation. ASSISTANT SECRETARIES. Except as may be otherwiseSECTION 11. provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, any Executive Vice President, or the Secretary and, in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. ASSISTANT TREASURERS. Assistant Treasurers, if there beSECTION 12. any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, or the Treasurer and, in the absence of the Treasurer or in the event of the Treasurer’s disability or refusal to act, shall perform the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, 23 130405222v1 papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under control of the Assistant Treasurer belonging to the Corporation. CONTRACTS AND DOCUMENTS. Each officer of theSECTION 13. Corporation shall possess the power to authorize, sign, execute, acknowledge, verify, accept or deliver any contracts, agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, regulatory filings and other instruments or documents in the name of and on behalf of the Corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed or signed. Each officer of the Corporation shall be responsible for executing such power in accordance with any applicable internal authority or approval policies and otherwise to the extent consistent with the responsibilities of his or her position on behalf of the Corporation. To the extent permitted by applicable law, and except as otherwise prescribed by the Charter or these Bylaws, the Board of Directors may authorize any employee or agent of the Corporation to authorize, sign, execute, acknowledge, verify, accept or deliver any contracts, agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, regulatory filings and other instruments or documents in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. A person who holds more than one office in the Corporation may not act in more than one capacity to sign, execute, acknowledge, or verify an instrument required by law to be signed, executed, acknowledged, or verified by more than one officer. ARTICLE V STOCK FORM OF CERTIFICATES. Every holder of stock in theSECTION 1. Corporation shall be entitled to have certificates which represent and certify the shares of stock of the Corporation owned of record by such shareholder. Each stock certificate shall include on its face the name of the Corporation, the name of the shareholder to whom it is issued, the class of stock and number of shares represented by the certificate and, on its back, a statement that the Corporation shall furnish on request and without charge a full statement of any designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption, and, in the case of preferred stock or a special class in a series, the differences in the relative rights and preferences between the shares of each series to the extent that they have been set and the authority of the Board of Directors to set the relative rights and preferences of a subsequent series, and shall otherwise be in such form, not inconsistent with the Maryland General Corporation Law (the “MGCL”) and the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. 24 130405222v1

SIGNATURES. Each such certificate shall be signed, in the nameSECTION 2. of the Corporation, (i) by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, or an Executive Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares of stock in the Corporation owned of record by such holder. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. LOST, DESTROYED, STOLEN OR MUTILATEDSECTION 3. CERTIFICATES. The Board of Directors or any officer of the Corporation may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such person’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. TRANSFERS. Stock of the Corporation shall be transferable inSECTION 4. the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. TRANSFER AND REGISTRY AGENTS. The Corporation maySECTION 5. from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board of Directors. BENEFICIAL OWNERS. The Corporation shall be entitled toSECTION 6. recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law. 25 130405222v1

ARTICLE VI NOTICES NOTICES. Whenever written notice is required by law, theSECTION 1. Charter or these Bylaws to be given to any director, member of a committee or shareholder, such notice may be given by hand-delivery, telecopier or air courier, and in the case of a notice to a shareholder may be given by hand-delivery or mail, addressed to such director, member of a committee or shareholder, at such person’s address or telecopy number as it appears on the records of the Corporation, as the case may be, with any charges therefor being prepaid, and such notice shall be deemed to be given at the time personally delivered if delivered by hand; upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip relating thereto, if telecopied; on the third business day after delivery to the air courier for courier delivery, if sent by air courier; and at the time when the same shall be deposited with the United States Mail, if sent by mail. WAIVERS OF NOTICE. (a) Whenever any notice is required bySECTION 2. law, the Charter or these Bylaws, to be given to any director, member of a committee or shareholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting in person or represented by proxy shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting(b) of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Charter or these Bylaws. ARTICLE VII GENERAL PROVISIONS DIVIDENDS. Subject to the requirements of the MGCL and theSECTION 1. provisions of the Charter, dividends upon the stock of the Corporation may be authorized by the Board of Directors at any regular or special meeting of the Board of Directors and may be paid in cash, in property, or in shares of the Corporation’s capital stock. DISBURSEMENTS. All checks or demands for money and notesSECTION 2. of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. FISCAL YEAR. The fiscal year of the Corporation shall end onSECTION 3. December 31st of each year. CORPORATE SEAL. The corporate seal shall have inscribedSECTION 4. thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, 26 130405222v1

Maryland.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation. BOOKS AND RECORDS. The Corporation shall keep correctSECTION 5. and complete books and records of its accounts and transactions and minutes of the proceedings of its shareholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation. MAIL. Any notice or other document which is required by theseSECTION 6. Bylaws to be mailed shall be deposited in the United States mails, postage prepaid. ELECTRONIC TRANSMISSIONS. An electronic transmission isSECTION 7. any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient of the communication and may be reproduced directly in paper form by a recipient through an automated process. RELIANCE. Each director and officer of the Corporation shall, inSECTION 8. the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence or by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director believes the committee to merit confidence. ARTICLE VIII INDEMNIFICATION POWER TO INDEMNIFY IN ACTIONS, SUITS ORSECTION 1. PROCEEDINGS. Subject to Section 2 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a “Proceeding”) by reason of (or arising in part out of) any event or occurrence related to the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or by reason of an action or inaction by a director or officer in any such 27 130405222v1 capacity (an “Indemnifiable Event”), including, without limitation, (a) Proceedings brought by or in the right of the Corporation, (b) Proceedings brought by third parties, and Proceedings in which the director or officer is solely a witness, against expenses (including attorneys’ fees) and (c) all other costs and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeals), or preparing to defend, be a witness in or participate in any Proceeding relating to any Indemnifiable Event (“Expenses”), judgments, penalties, fines and amounts paid in settlement, and in each case, actually and reasonably incurred by such person in connection with such Proceeding unless it is established by (i) the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such Proceeding or, if a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors consisting solely of two or more directors who are not parties to such Proceeding and who were duly designated to act in the matter by a majority vote of the full Board of Directors in which the designated directors who are parties to such Proceeding may participate, (ii) by written opinion of special legal counsel selected by the Board of Directors or a committee of the Board as set forth in (i) of this Section 1 or, if the requisite quorum of the full Board of Directors cannot be obtained therefor or the committee cannot be established, by a majority vote of the full Board of Directors in which directors who are parties to such Proceedings may participate, who shall not have otherwise performed services for the Corporation or such director or officer within the last three (3) years (other than with respect to matters concerning the rights of such director or officer under this Article VIII) (“Independent Legal Counsel”) or (iii) by the shareholders of the Corporation (the “Reviewing Party”) that: (i) the act or omission of such person was material to the matter giving rise to the Proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful ((i), (ii) and (iii) collectively, “Improper Conduct”). Notwithstanding the foregoing, if the Proceeding was one by or in the right of the Corporation, indemnification may not be made in respect of any Proceeding in which such person shall have been adjudged liable to the Corporation. The termination of any Proceeding by judgment, order or settlement shall not, of itself, create a presumption that such person committed Improper Conduct. The termination of any Proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, shall create a rebuttable presumption that such person committed Improper Conduct. AUTHORIZATION OF INDEMNIFICATION. AnySECTION 2. indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such director or officer did not commit Improper Conduct. Any indemnification under this Article VIII shall be subject to the condition that, if , when and to the extent that the Reviewing Party determines that such director or officer committed Improper Conduct, the Corporation shall be entitled to be reimbursed by such director or officer for all such amounts theretofore paid; provided, however, that if such director or officer has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that such director or officer should be indemnified under applicable law and has not committed Improper Conduct, any determination made by the Reviewing Party that such director or officer would not be permitted to be indemnified under applicable law shall not be binding and such director or officer shall not be 28 130405222v1 required to reimburse the Corporation for any Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control (as defined herein), the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control, the Reviewing Party shall be the Independent Legal Counsel. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that a director or officer substantively would not have been permitted to be indemnified in whole or in part under applicable law, such director or officer shall have the right to commence litigation in any court in the State of Maryland having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Corporation hereby consents to service of process and to appear in any such Proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Corporation and such director or officer. For purposes of this Article VIII, a “Change of Control” shall be deemed to have occurred if: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or (y) a corporation owned directly or indirectly by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the total voting power represented by the Corporation’s then outstanding Voting Securities; PROVIDED, that the foregoing shall not apply to any person who, as of the date of November 3, 2014, is the beneficial owner, directly or indirectly, of securities of the Corporation representing 30% or more of the Corporation’s Voting Securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into votingVoting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or an agreement for the sale or disposition by the Corporation of (in one transaction or a series of transactions) all or substantially all the Corporation’s assets. DIRECTORS’ RELIANCE ON REPORTS. For purposes of anySECTION 3. determination under Section 2 of this Article VIII, a director shall be deemed not to have committed Improper Conduct if (i), in performing his or her duties, such director relied on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by (A) an officer or employee of the Corporation whom such director reasonably believed to be reliable and competent on the matters presented, (B) a lawyer, public accountant or other person, as to a matter which such director reasonably believed to be within the person’s professional or expert competence or (C) a committee of the Board of Directors on 29 130405222v1 which such director did not serve, as to a matter within its delegated authority, if such director reasonably believed the committee to merit confidence; and (ii) such director did not have any knowledge concerning the matter in question which would cause such reliance to be unwarranted. The provisions of this Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a director may be deemed to not have committed Improper Conduct. INDEMNIFICATION BY A COURT. Notwithstanding anySECTION 4. contrary determination in the specific case under Section 2 of this Article VIII, and notwithstanding the absence of any determination thereunder, a court of appropriate jurisdiction, upon application of an officer or director and such notice as the court shall require, may order indemnification in the following circumstances: (i) if it determines that an officer or director has not committed Improper Conduct, the court shall order indemnification, in which case the officer or director shall be entitled to recover the Expenses of securing such reimbursement; or (ii) if it determines that the officer or director is fairly and reasonably entitled to indemnification, whether or not the officer or director has committed Improper Conduct or, in a Proceeding charging improper personal benefit to the officer or director, such officer or director has been adjudged to be liable on the basis that the personal benefit was improperly received, the court may order such indemnification as the court shall deem proper, provided, however, that such indemnification shall be limited to Expenses with respect to (x) any Proceeding by or in the right of the Corporation or (y) any Proceeding charging improper personal benefit to the officer or director, where such officer or director has been adjudged to be liable on the basis that the personal benefit was improperly received. INDEMNIFCATION FOR EXPENSES IN ENFORCINGSECTION 5. RIGHTS. The Corporation shall indemnify a director or officer against any and all Expenses and, if requested by such director or officer and subject to the provisions set forth in Section 7 of this Article VIII, shall (within five (5) business days of such request) advance such Expenses to such director or officer which are incurred by such director or officer in connection with any action brought by or against such director or officer for (i) indemnification or advance payment of Expenses by the Corporation under these Bylaws or any other agreement or Bylaw now or hereafter in effect relating to Proceedings for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether the indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be. PARTIAL INDEMNIFICATION. If a director or officer is entitledSECTION 6. under any provision of this Article VIII to indemnification by the Corporation for some or a portion of the expenses, judgments, fines, penalties and amounts paid in settlement of a Proceeding but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify such director or officer for the portion thereof to which such director or officer is entitled. Moreover, notwithstanding any other provision of this Article VIII, to the extent that a director or officer has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, such director or officer shall be indemnified against Expenses actually and reasonably incurred in connection therewith, without the necessity of authorization in the specific case. 30 130405222v1

EXPENSES PAYABLE IN ADVANCE. In addition to otherSECTION 7. rights to indemnification as provided in this Article VIII, Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation by the director or officer of such director’s or officer’s good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and (ii) a written undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. NONEXCLUSIVITY OF INDEMNIFICATION ANDSECTION 8. ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Charter or any Bylaw, agreement, contract, vote of shareholders or directors, an agreement or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the MGCL, or otherwise. INSURANCE. The Corporation may purchase and maintainSECTION 9. insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII. CERTAIN DEFINITIONS. For purposes of this Article VIII,SECTION 10. references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, partner, trustee, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries. 31 130405222v1

SURVIVAL OF INDEMNIFICATION AND ADVANCEMENTSECTION 11. OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. INDEMNIFICATION OF EMPLOYEES AND AGENTS. TheSECTION 12. Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation. LIMITATION ON INDEMNIFICATION. NotwithstandingSECTION 13. anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification by a director or officer (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any such director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation. ENFORCEABILITY. This Article VIII shall be deemed to grantSECTION 14. each person who, at any time that this Article VIII is in effect serves in any capacity which entitles such person to indemnification hereunder, the right to enforce the provisions of this Article VIII against the Corporation, and any repeal or modification of this Article VIII or any repeal or modification of the MGCL or any other applicable law shall not limit any rights under this Article VIII then existing or arising out of events, acts, omissions or circumstances occurring or existing prior to such repeal or modification, including, without limitation, the right to indemnification and advancement of expenses for proceedings commenced after such repeal or modification to enforce this Article VIII with regard to acts, omissions, events or circumstances occurring or existing prior to such repeal or modification. ARTICLE IX AMENDMENTS AMENDMENTS. These Bylaws may be altered, amended orSECTION 1. repealed, in whole or in part, or new Bylaws may be adopted by the Board of Directors or by the shareholders as provided in the Charter. 32 130405222v1

Document comparison by Workshare 9 on Friday, February 9, 2018 1:36:21 PM Input: Document 1 ID interwovenSite://LOCAL/US/130405222/1 Description #130405222v1<US> - Second Amended and Restated Bylaws of Jones Lang Lasalle Incorporated Document 2 ID interwovenSite://LOCAL/US/130405222/5 Description #130405222v5<US> - Third Amended and Restated Bylaws Rendering set Standard Legend: Insertion Deletion Moved from Moved to Style change Format change Moved deletion Inserted cell Deleted cell Moved cell Split/Merged cell Padding cell Statistics: Count Insertions 70 Deletions 16 Moved from 0 Moved to 0 Style change 0 Format changed 0 Total changes 86